Exhibit 99.1

Vivos Therapeutics Opens New Sleep Testing and Treatment Facility in Nevada to Meet Rapidly Growing Patient Demand for Sleep Apnea Testing and Treatment

New Location Expected to More Than Double Annual Revenue Production Capacity to Over $10 Million

Official Grand Opening Slated for August 27 in Henderson, Nevada With Prominent Industry Opinion Leaders, Sleep Physicians, Dentists Among Scheduled Attendees

LITTLETON, Colo., August 20, 2026 – Vivos Therapeutics, Inc. (“Vivos” or “the Company”) (Nasdaq: VVOS), a leading medical device and healthcare services company focused on developing and commercializing innovative diagnostic and treatment modalities for patients suffering from obstructive sleep apnea (“OSA”) and other sleep disorders, today announced the official Grand Opening of its latest state-of-the-art diagnostic, testing, and treatment location in Henderson, Nevada. The Company expects this new full-service center will more than double the annual production capacity in Henderson to more than $10 million. At full capacity, the facility is expected to employ up to 30 personnel, including board certified medical doctors, specially trained dentists, nurse practitioners, and a full complement of clinical and support personnel as part of the Company’s Sleep Centers of Nevada network.

Sleep Centers of Nevada Founder and Chief Medical Officer, R. D. Prabhu, M.D. said, “Our new Henderson facility is a state-of-the-art center that brings together two highly specialized teams to deliver the most comprehensive sleep-medicine care in Nevada. For the first time, patients can receive diagnostic testing, clinical evaluation, and advanced treatment — including FDA-cleared oral appliance therapy, airway-focused dental sleep medicine, laser therapy, and myofunctional therapy — all in one location.”

He continued, “We believe there is no other integrated sleep and airway center like this in the United States. With more than 200,000 Nevadans living with undiagnosed sleep apnea, this facility will make a meaningful difference in the health of our community.”

Vivos’ Chief Executive Officer, Kirk Huntsman, added, “This added production capacity will go a long way to help us keep up with the growing level of referrals coming into our centers each month. Just since the May-June timeframe, we’ve seen total incoming referrals more than double across the Las Vegas market, so this added production capacity comes at a very good time, and should have an immediate impact on revenue in that market. This new center in Henderson represents our most refined platform model where we are able to provide patients with extensive testing services as well as a full spectrum of treatment options to ensure that patients who accept treatment receive a customized plan to get started almost immediately.”

About Vivos Therapeutics, Inc.

Vivos Therapeutics, Inc. (Nasdaq: VVOS) is a medical technology and healthcare services company focused on developing and commercializing innovative diagnostic and treatment methods for patients suffering from breathing and sleep issues arising from certain dentofacial abnormalities such as obstructive sleep apnea (OSA) and snoring in adults. Vivos’ devices have been cleared by the U.S. Food and Drug Administration (FDA) for adult patients diagnosed with all severity levels of OSA and moderate-to-severe OSA in children ages 6 to 17. Vivos’ groundbreaking Complete Airway Repositioning and Expansion (CARE) devices are the only FDA 510(k) cleared technology for treating severe OSA in adults and the flagship DNA appliance is the first to receive clearance for treating moderate to severe OSA in children.

OSA and insomnia affect an estimated 1 Billion adults aged 30-69 years old worldwide, yet 80% or more remain undiagnosed and unaware of their condition. These chronic disorders are not just a sleep issue—they are closely linked to many serious chronic health conditions. While the medical community has made strides in treating sleep disorders, breathing and sleep health remain areas that are still not fully understood. As a result, legacy OSA treatments like CPAP are often mechanistic and fail to address the root causes. Vivos CARE oral medical devices are designed to help address anatomical factors are often associated with OSA.

Through innovative technology, education, and acquisitions of, or commercial collaborations with, sleep healthcare providers, Vivos is empowering healthcare providers to address the complex needs of OSA patients more thoroughly.

Vivos calls the use of its appliances and protocols to treat OSA The Vivos Method, which offers a proprietary, clinically effective solution that is nonsurgical, noninvasive, and nonpharmaceutical, providing hope to allow patients to Breathe New Life.

For more information, visit www.vivos.com.

Cautionary Note Regarding Forward-Looking Statements

This press release, including statements of the Company’s management and other parties made in connection therewith, contains “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events. Words such as “may,” “would,” “should,” “expects,” “projects,” “potential,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” “goal,” “aim,” and variations of such words and similar expressions are intended to identify forward-looking statements. In this press release, forward-looking statements include, without limitation, statements regarding: the expected timing and benefits of the grand opening of the Company’s new Henderson, Nevada facility; the expectation that the new facility will more than double annual production capacity to more than $10 million; anticipated staffing levels at the new facility; recent patient referral trends and their anticipated impact on the Company’s revenue in the Las Vegas market; and the potential impact of the foregoing on the Company’s competitive position, revenues, and overall growth.

These statements involve significant known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond Vivos’ control. Actual results may differ materially and adversely from those expressed or implied by such forward-looking statements as a result of various factors, including, but not limited to: (i) the risk that the new facility will not be able to provide the anticipated financial and other benefits; (ii) the risk that the anticipated production capacity increases will not materialize as anticipated; (iii) the risk that new or competing technology may limit or extinguish the new location’s economic value to the Company; (iv) risks associated with regulatory scrutiny of, and adverse publicity in, the sleep apnea and sleep disorder diagnosis and treatment sector; (v) the risk that Vivos may be unable to secure additional financing to continue operations, acquire or affiliate with additional sleep center practices, or maintain its Nasdaq listing, when needed, if at all; (vi) market and other conditions that could impact Vivos’ business or ability to obtain financing; (vii) the risk that recent increases in patient referrals may not continue or may not translate into increased revenue, or that the Company may be unable to recruit and retain the qualified medical, dental and clinical personnel needed to staff and operate the new facility; and (viii) other risk factors described in Vivos’ filings with the Securities and Exchange Commission (the “SEC”), which are available free of charge on the SEC’s website at www.sec.gov.

Except to the extent required by law, Vivos expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Vivos’ expectations with respect thereto or any change in events, conditions, or circumstances on which any such statement is based.

Vivos Investor Relations Contact:

Jennifer Hauser, Executive Assistant to the CEO

jhauser@vivoslife.com

720-927-3125